                                                                   EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 2, 2000 issued to the Board of Directors of Starbelly.com, Inc. for the year ended December 31, 1999, included in HA-LO Industries, Inc.'s Proxy Statement which was filed on April 12, 2000, into this Form 8-K and HA-LO Industries, Inc.'s previously filed Registration Statements File Nos. 33-64878, 33-89820, 33-99946, 333-03928,
333-66849, 333-28361, 333-48961, 333-66849 and 333-36236 on Form S-8 and
333-00358, 333-49667, 333-19301, 333-43611, 333-36703, 333-32571, 333-28647,
333-27763, 333-26381, 333-49667, 333-58929, 333-65891, 333-69825, 333-72609,
333-75143, 333-85937, 333-91893, 333-94319 and 333-36200 on Form S-3.  It
should be noted that we have not audited any financial statements of Starbelly.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                           /s/  ARTHUR ANDERSEN LLP

Chicago, Illinois
May 11, 2000